Sears, Roebuck and Co.
Deferred Compensation Plan
Plan Year 1996

Enrollment Form Table of Contents

Form - A  Election to Defer Compensation Form
Form - B  Sub-account Election Form
Form - C  Beneficiary Designation Form
Form - D  Account Distribution Election Form
Form - E  In-Service Account Distribution Election Form
Form - F  Sub-account Transfer Request Form
Form - G  Dean Witter Sub-account Transfer Request Form

The above forms are included in this Tab Section.

Plan Year 1996 Instructions

If You Currently Are Not A Participant

If you plan to defer compensation, you must submit forms A through D by December 31, 1995. If you are nearing retirement, complete form D with extreme care.

If you plan to defer compensation and would like an In-service Account Distribution, you must submit Forms A through E, by December 31, 1995.

If You Currently Are A Participant

If you plan to defer compensation, you must submit forms A and B by December 31, 1995.

Submit forms C or D only if you wish to make a change from your previous election. Submit form F at this time only if you wish to transfer your balance among sub-accounts. Submit form G only if you wish to have your Dean Witter sub-account balance transferred to sub-accounts other than the Lehman Brothers sub-account. If you are nearing retirement, please be aware that any change on form D must be submitted at least 12 months prior to retirement.



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Sears, Roebuck and Co.
Deferred Compensation Plan
Plan Year 1996

Enrollment Form Checklist

Purpose:   The purpose of this checklist is to provide general guidance as to which forms must be completed and submitted for various deferred compensation elections.
                                                  You Must
If You Are:           And You Want To:            Submit Form(s)

________________________________________________________________________
________________________________________________________________________
A new participant     Elect to receive all        A, B, C, D
who plans to defer    distributions after
in 1996               retirement.

                      Elect an In-service         A, B, C, D, E
                      Distribution prior
                      prior to your retirement.
________________________________________________________________________
________________________________________________________________________
An existing           Leave your beneficiary      A, B
participant           and distribution
who plans to          type as they are.
defer in 1996

                      Transfer your existing      A, B, F
                      deferred compensation
                      sub-account balance.

                      Leave your beneficiary      A, B, E
                      designation as it is,
                      and elect an In-Service
                      Distribution prior to
                      your retirement.
________________________________________________________________________
________________________________________________________________________
An existing           Transfer your existing      F
participant not       deferred compensation
planning to           balance to a different
defer in 1996         subaccount(s).

                      Leave your account as is.   No forms to
                                                  submit
________________________________________________________________________
________________________________________________________________________
An existing           Transfer your existing      G
participant           Dean Witter sub-account
with a balance        balance to something
in the Dean Witter    other than the
sub-account           new Lehman Brothers
                      sub-account. (Failure to
                      submit form G will result
                      in automatic transfer of
                      your Dean Witter balance
                      to the Lehman Brothers
                      sub-account).

Sears, Roebuck and Co.
Deferred Compensation Plan
Plan Year 1996

Form - A   Election to Defer Compensation Form

Please use this form to make your election to defer one or more of the following components of your total compensation. Only the amount of total aggregate compensation in excess of $150,000 (IRS/Treasury amount for 1996) may be deferred.

BASE SALARY:   (select only one of the following)
$________   Dollar amount of base salary in excess of $150,000.
________%   Percentage of the excess of my base salary above $150,000.

Note:   The amount specified above will be withheld on a prorata basis from each pay period during the year.

ANNUAL BONUS:   (select only one of the following)
This election applies to any bonus you may earn during 1996 that would be paid in 1997.
$________   Dollar amount from my 1996 annual bonus that would be paid in 1997.
________%   Percentage of my 1996 annual bonus that would be paid in
1997.

LONG-TERM INCENTIVE (if applicable): (select only one of the following) This election applies to the 1996 portion of the 1996-97 Cycle Performance Plan payout that you may earn and would be paid in 1998.
$________   Dollar amount from my 1996 Long-Term bonus that would be
paid in 1998.
________%   Percentage of my 1996 Long-Term bonus that would be paid in
1998.

OTHER DEFERRALS:   (select only one of the following)
This election applies to any special one-time bonuses you may earn during 1996 that would be paid in 1996 or 1997.
$________   Dollar amount from any 1996 special bonuses that would be
paid in 1996 or 1997.
________%   Percentage of any 1996 special bonuses that would be paid in
1996 or 1997.

Note:   The amount you may defer in total, from one or more of your elections above, is limited to your total compensation in excess of
$150,000.
________________________________________________________________________
By my signature below, I hereby acknowledge that I have read the disclaimer on the back of this form.
________________________________________________________________________


______________________________      ________________
Participant                         Date

______________________________
Print Name

_________________________________________________________________
I hereby acknowledge:
1) that no change can be made in deferral election for the Plan Year for which this notice form is being submitted. However, I may at any time suspend participation in the Plan for the remainder of 1996 as to deferrals of the salary component of compensation and deferrals of salary under the Plan for that Plan Year will discontinue, starting with salary earned in the month following the receipt by the committee or its appointed representative of written notice of such suspension;
2) that this form must be submitted no later that the close of business on December 31, 1995 for the requested deferral to be effective; and
3) that I may obtain a copy of the documents incorporated into the Prospectus relating to the Plan, upon oral or written request to the Director of Investor Relations, Department 962.
___________________________________________________________________

Sears, Roebuck and Co.             Market Focus
Deferred Compensation Plan
Plan Year 1996

Form - A   Election to Defer Compensation Form

Please use this form to make your election to defer one or more of the following components of your total compensation. Only the amount of total aggregate compensation in excess of $150,000 (IRS/Treasury amount for 1996) may be deferred.

Regular Compensation:

Base Salary:   (select only one of the following)
$________   Dollar amount of base salary in excess of $150,000.
________%   Percentage of the excess of my base salary above $150,000.
Note:   The amount specified above will be withheld on a prorata basis from each pay period during the year.

Annual bonus:   (select only one of the following)
This election applies to any bonus you may earn during 1996 that would be paid in 1997.
$________   Dollar amount from my 1996 annual bonus that would be paid in 1997.
________%   Percentage of my 1996 annual bonus that would be paid in
1997.

Annual milestone award:  (select only one of the following)
$________   Dollar amount from my 1996 Annual Milestone Award that would be paid in 1997.
________%   Percentage of my 1996 Annual Milestone Award that would be paid in 1997.

Gainsharing Award:   (select only one of the following)
This election applies to the 1996 portion of the Gainsharing Award that may be earned and would be paid in 1997.
$________   Dollar amount from my 1996 Gainsharing Award that would be paid in 1997.
________%   Percentage of my 1996 Gainsharing Award that would be paid in 1997.
Note:   The amount you may defer in total, from one or more of your elections above, is limited to your total compensation in excess of $150,000.

Other Deferrals:   (select only one of the following)
This election applies to any special one-time bonuses you may earn during 1996 that would be paid in 1996 or 1997.
$________   Dollar amount from any 1996 special bonuses that would be
paid in 1996 or 1997.
________%   Percentage of any 1996 special bonuses that would be paid in
1996 or 1997.
Note:   The amount you may defer in total, from one or more of your elections above, is limited to your total compensation in excess of
$150,000
_______________________________________________________________________
By my signature below, I hereby acknowledge:
1) that no change can be made in deferral election for the Plan Year for which this notice form is being submitted. However, I may at any time suspend participation in the Plan for the remainder of 1996 as to deferrals of the salary component of compensation and deferrals of salary under the Plan for that Plan Year will discontinue, starting with salary earned in the month following the receipt by the committee or its appointed representative of written notice of such suspension;
2) that this form must be submitted no later that the close of business on December 31, 1995 for the requested deferral to be effective; and
3) that I may obtain a copy of the documents incorporated into the Prospectus relating to the Plan, upon oral or written request to the Director of Investor Relations, Department 962.
________________________________________________________________________



______________________________      ________________
Participant                         Date

______________________________
Print Name

Sears, Roebuck and Co.
Deferred Compensation Plan
Plan Year 1996

Form - B          Sub-account Election Form

Please credit my Deferred amounts to the following sub-account(s). I understand that the following allocation is for compensation deferred in the 1996 Plan Year.

In making your selections you should refer to the package of documents related to Sears that you received with this binder.
________%   Interest Bearing - SRAC Commercial Paper Rate
________%   Sears Common Share Unit
________%   Standard & Poor's 500 Composite Stock Price Index
________%   Lehman Brothers Aggregate Bond Index
100%

A short description (1) of each fund follows as of November, 1995:
Interest Bearing --Amounts credited to this account will earn interest based on the Sears Roebuck Acceptance Corp. cost of commercial paper. SRAC's cost of commercial paper has varied from 5.74% to 6.30% for 1995 to date.

Sears Common Share Unit--Amounts credited to this account shall be converted to Common Share units based upon the Fair Market Value of Sears shares on the date of deposit. Dividend equivalents will be credited on the dividend payment date. Sears shares month-end closing prices were in the following range during 1995 to date: $32.63 to $36.38 (post Allstate spinoff). (No investment in Sears stock is being made; therefore, no stock certificates will be issued.)

Standard & Poor's 500 Index --Amounts credited to this account shall be adjusted based on the percent change in the S&P 500 Index (including dividends) during the month. The monthly percentage change in the Index has varied from .27% to 4.20% during 1995 to date.

Lehman Brothers Aggregate Bond Index --Amounts credited to this account shall be adjusted based on the percent change in this bond index during the month. The average monthly yield has varied from -.24% to 3.84% during 1995 to date.

1. Description is qualified in entirety by reference to the Plan document.

________________________________________________________________________
By my signature below, I hereby acknowledge that I have read Article IV of the Plan document.
_______________________________________________________________________






______________________________     ________________
Participant                        Date

______________________________
Print Name

Sears, Roebuck and Co.
Deferred Compensation Plan

Form - C      Beneficiary Designation Form

Primary Beneficiary Designation (If other than spouse, see waiver below.):

Name

Relationship

Social
Security #

% of Account

Contingent Beneficiary Designation:

Name

Relationship

Social
Security #

% of Account

______________________________      ________________
Participant                         Date

______________________________
Print Name

Spousal Waiver
(Must be signed if named beneficiary is someone other than your spouse.)


I understand that all or part of my spouse's account balance will be paid to the beneficiary(ies) other than myself as specified in my spouse's Beneficiary Designation. I hereby voluntarily consent to my spouse's designation of such beneficiary(ies).

I agree to release and discharge Sears, Roebuck and Co., and all its directors, officers, employees and agents from liability for acting pursuant to this consent. I realize that my consent is irrevocable unless my spouse revokes the beneficiary designation.



______________________________     ________________
Spouse                             Date

Sears, Roebuck and Co.
Deferred Compensation Plan

Form - D    Account Distribution Election Form

Please elect only one of the following forms of distribution for your Deferred Compensation Account. This election of account distribution will remain in effect until such time that you request a change in your election be made. A change in election for distribution may be made at any time prior to separation from service but not later than 12 months prior to your separation from service. (If you are nearing retirement, complete this form with extreme care.)

________    Please distribute my Deferred Compensation Account as one
lump-sum payment at the date of my separation from service.

________    Please distribute my Deferred Compensation Account as one
lump-sum payment to be made _____ (1 or 2) year(s) following my separation from service.

________    Please distribute my Deferred Compensation Account in ____
(from 1 to 10) annual installment payments.

________________________________________________________________________
By my signature below, I hereby acknowledge:
1)    that I have read Article V of the Plan document; and
2) that I may file a revised election no less than 12 months prior to the date of my separation from service.
________________________________________________________________________


______________________________     ________________
Participant                        Date

______________________________
Print Name

Sears, Roebuck and Co.
Deferred Compensation Plan

Form - E      In-Service Account Distribution Election Form

The Deferred Compensation Plan allows full or partial account distributions while you are still employed by the Company. You may specify a specific date in the future that you would like either all, or a portion of your account distributed. THIS ELECTION MAY NOT BE REVOKED OR AMENDED AND APPLIES TO ALL COMPENSATION DEFERRED UNTIL THE DATE SPECIFIED BELOW. Amounts distributed will be taxable income in the year the payment is received. Any distribution will be in the form of a lump-sum payment (1).

This election applies only to amounts deferred beginning with Plan Year 1996. In addition, this election applies to all future deferrals through the date of distribution specified below.

Percentage of Deferred Compensation
Account to be distributed in one lump-sum  ________%

Maximum dollar amount to be distributed   $________

Date on which distribution is to occur    ________(MM/DD/YY)

1. See section 5.1(d) of the Plan.


________________________________________________________________________
By my signature below, I hereby acknowledge:
1)   that I have read Article V of the Plan document; and
2)   that this form must be submitted no later than the close of business on December 31, 1995 for the request to be effective as to all compensation deferred for 1996.
________________________________________________________________________

___________________________       ________________
Participant                       Date


______________________________
Print Name

Sears, Roebuck and Co.
Deferred Compensation Plan

Form - F   Request to Transfer Deferred Compensation Account Balance
and/or Change Investment Allocation Alternatives

Purpose:   The Deferred Compensation Plan provides for four earnings
measurement vehicles. The purpose of this schedule is to offer existing Plan participants an opportunity to transfer their Account Balances, or any portion thereof, to one or more sub-accounts and/or to change their deposit allocations (i.e., you may do either or both).

Account Balances:

Please Transfer The Following           Percentage of Transfer
Percentage Of My Account:               Into the Following
                                        Account(s)

                                        Sears/CSU S&P SRAC  Lehman
Sears Common Share Unit (1)__%          N/A

S&P__%                                            N/A

SRAC__%                                                N/A

Lehman Brothers__%                                          N/A


Note:   You need not transfer your entire account.

Deposit Allocations:     (Remaining 1996 deposits, beginning with the
first deposit of the next month.)

Current

Sears        S&P         SRAC           Lehman Brothers

Total  100%



Revised

Sears        S&P         SRAC            Lehman Brothers

Total  100%

The effective date of this transfer will be on the first day of the month following the date indicated below.

1. For Section 16(a) officers, transfers into and out of this account are limited and must be approved by the Secretary.


_______________________________________________________________________
By my signature below, I hereby acknowledge that I have read Article IV of the Plan document.
_______________________________________________________________________

______________________________         ________________
Participant                            Date

______________________________
Print Name

Sears, Roebuck and Co.
Deferred Compensation Plan

Form - G   Transfer of Existing Dean Witter Account Balance

Purpose:   The Lehman Brothers Aggregate Bond Index sub-account has
replaced the Dean Witter Money Market sub-account. Your Dean Witter sub-account balance will automatically be transferred to the Lehman Brothers sub-account unless you return this form prior to December 31, 1995.

Dean Witter Account Balance:

Please Transfer My Dean Witter Account Balance Into the Following
Account(s):

Sears__%       S&P__%    SRAC__%     Lehman Brothers__%  Total 100%

The effective date of this transfer will be January 1, 1996


________________________________________________________________________
By my signature below, I hereby acknowledge that I have read Article IV of the Plan document.
________________________________________________________________________


______________________________             ________________
Participant                                Date

______________________________
Print Name